Exhibit 23.0

[Letterhead of Wolf & Company, P.C.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Berkshire Hills Bancorp, Inc. Registration Statement Nos. 333-41766, 333-56446, 333-105721, and 333-122522 on Forms S-8 of our report dated March 14, 2006 relating to the consolidated financial statements of Berkshire Hills Bancorp, Inc. and subsidiaries as of December 31, 2005 and for each of the years in the three-year period then ended appearing in this Annual Report on Form 10-K.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 14, 2006